UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2009

Victory Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33419	20-8218483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 West Broadway, PMB 402, Jackson, Wyoming	83001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (307) 734-2645

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, VICTORY ACQUISTION CORP. (“VICTORY”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING VICTORY SECURITIES, REGARDING ITS ACQUISITION OF TOUCHTUNES CORPORATION (“TOUCHTUNES”), AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K, INCLUDING SOME OR ALL OF THE EXHIBITS HERETO, WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

CITIGROUP GLOBAL MARKETS, INC. (“CITIGROUP”), THE MANAGING UNDERWRITER OF VICTORY’S INITIAL PUBLIC OFFERING (“IPO”) CONSUMMATED IN APRIL 2007, IS ASSISTING VICTORY IN THESE EFFORTS WITHOUT CHARGE, OTHER THAN THE REIMBURSEMENT OF ITS OUT-OF-POCKET EXPENSES. ADDITIONALLY, THE UNDERWRITERS DEFERRED $10,560,000 OF THE COMMISSIONS OWED TO THEM IN CONNECTION WITH THE IPO UNTIL THE CLOSING OF VICTORY’S BUSINESS COMBINATION. VICTORY AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND CITIGROUP MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF VICTORY STOCKHOLDERS TO BE HELD TO APPROVE THE MERGER.

STOCKHOLDERS OF VICTORY AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, VICTORY’S REGISTRATION STATEMENT CONTAINING A PRELIMINARY PROXY STATEMENT/PROSPECTUS AND FINAL REGISTRATION STATEMENT CONTAINING A DEFINITIVE PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH VICTORY’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS/PROSPECTUSES WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ VICTORY’S FINAL PROSPECTUS, DATED APRIL 24, 2007, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE VICTORY OFFICERS AND DIRECTORS AND OF CITIGROUP AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO VICTORY STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: VICTORY ACQUISTION CORP., 970 WEST BROADWAY, PMB 402, JACKSON, WYOMING 83001. THE REGISTRATION STATEMENT CONTAINING THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, ONCE AVAILABLE, CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (HTTP://WWW.SEC.GOV).

Item 1.01 Entry into a Material Definitive Agreement.

General; Structure of Acquisition

On March 23, 2009, Victory Acquisition Corp., a Delaware corporation (“Victory”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Victory, VAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Victory (“Merger Sub”) and TouchTunes Corporation, a Delaware corporation (“TouchTunes”). Upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into TouchTunes, with TouchTunes surviving the merger and becoming a wholly-owned subsidiary of Victory. The Merger Agreement provides for the business combination of Victory and TouchTunes under the terms described herein and in the Merger Agreement attached hereto.

TouchTunes develops, manufactures and sells interactive digital entertainment systems, principally digital jukebox systems, that are designed to provide innovative digital entertainment content and-targeted advertising services to a currently active network of approximately 38,000 out-of-home locations, such as bars, restaurants, retailers and other businesses, in North America. In addition, TouchTunes has recently begun to offer a wireless portable digital entertainment system and digital advertising. These services are provided, under a recurring revenue model, through long-term agreements with the company’s distribution channel of more than 2,800 amusement vendor operators and, more recently, through direct sales to national and regional chains, primarily restaurants. TouchTunes’ wholly-owned subsidiary, TouchTunes Music Corporation, introduced the world’s first digital-downloading, pay-per-play commercial jukebox in 1998 and now operates what it believes to be one of the largest out-of-home interactive entertainment networks in the United States. Since mid-2007, TouchTunes has expanded its entertainment network offering, through acquisitions and product development, to include a wireless, portable entertainment system, an interactive advertising platform on the jukebox and an in-location television-based advertising and content solution primarily in bars.

If approved, the merger is expected to be consummated in April 2009, after the required approval by the stockholders of Victory and the fulfillment of certain other conditions, as described herein and in the Merger Agreement.

Merger Consideration

The holders of common stock of TouchTunes will receive in the merger 28,322,760 shares of Victory common stock. Additionally, all outstanding TouchTunes’ options and warrants shall be cancelled and substituted with options and warrants of similar tenor to purchase an aggregate of 4,677,416 shares of Victory common stock. The holders of common stock of TouchTunes will also have the right to receive up to an additional 8,010,590 shares (“EBITDA Shares”) of Victory common stock if the combined company’s earnings before interests, taxes, depreciation and amortization (EBITDA) exceeds an aggregate of $50 million for any two consecutive quarters during the period ending on the fifth anniversary of the closing of the merger. The EBITDA Shares will be issued at the closing of the merger and will be placed in escrow until they are earned. If the EBITDA target is not met, the EBITDA Shares shall be returned to Victory for cancellation. If the EBITDA target is met, the TouchTunes’ options shall also be adjusted to purchase an additional 1,489,411 shares of Victory common stock.

Lock-Up

Pursuant to the terms of lock-up agreements entered into upon signing of the Merger Agreement, certain current holders of common stock and preferred stock of TouchTunes, who will be receiving approximately 79% of the shares of Victory common stock to be issued in the merger, have agreed not to sell their shares until the 18-month anniversary of the consummation of the merger, subject to certain exceptions; provided however that certain of these holders of TouchTunes common stock will be entitled to sell up to an aggregate of approximately 10% of the shares they receive in the merger at any time they wish. All other holders of common stock of TouchTunes, who will be receiving approximately 21% of the shares of Victory common stock to be issued in the merger, will be free to sell their shares at any time. The current officers and directors of Victory had previously agreed that they would not be able to sell any of the shares of Victory common stock received prior to the IPO until twelve months after the closing of the merger other than as permitted pursuant to the Stock Escrow Agreement dated as of April 24, 2007, between Victory and each of the persons who was a stockholder of Victory prior to its IPO. In connection with the merger, such individuals have agreed with TouchTunes that they will not be able to sell their shares until the 18-month anniversary of the consummation of the merger, subject to certain exceptions.

Indemnification of Victory

To provide a fund for payment to Victory with respect to its post-closing rights to indemnification under the Merger Agreement there will be placed in escrow (with an independent escrow agent) 2,832,276 of the shares issuable to the holders of TouchTunes common stock at closing (“Indemnity Escrow Fund”). Other than as described below, the escrow will be the sole remedy for Victory for its rights to indemnification under the Merger Agreement. Claims for indemnification may be asserted against the Indemnity Escrow Fund by Holdco once its damages exceed a $500,000 deductible and will be reimbursable to the full extent of the damages in excess of such amount up to a maximum of the escrowed funds. Other than with respect to claims of fraud or intentional or willful misrepresentation or omission, the escrow will be the sole remedy for TouchTunes for its rights to indemnification pursuant to the merger agreement. Claims for indemnification may be asserted against the escrow by Victory once its damages exceed a deductible and will be reimbursable to the full extent of the damages in excess of such amount up to a maximum of the escrowed funds. Claims for indemnification may be asserted until thirty (30) days after the date on which Victory has filed its annual report on Form 10-K for the fiscal year ending December 31, 2009 but in no event later than April 30, 2010.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of Victory and TouchTunes relating, among other things, to:

•	proper organization and similar limited liability and corporate matters;

•	capital structure of each constituent company;

•	the authorization, performance and enforceability of the merger agreement;

•	taxes;

•	financial statements, information and absence of undisclosed liabilities;

•	holding of leases and ownership of other properties, including intellectual property;

•	contracts;

•	title to, and condition of, properties and assets and environmental and other conditions thereof;

•	absence of certain changes;

•	employee matters;

•	compliance with laws;

•	litigation; and

•	regulatory matters.

Covenants

Victory and TouchTunes have each agreed to take such actions as are necessary, proper or advisable to consummate the reorganization. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.

The Merger Agreement also contains additional covenants of the parties, including covenants providing for:

•

the parties to use commercially reasonable best efforts to obtain all necessary approvals from governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the merger agreement;

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•

Victory and TouchTunes to prepare and file a registration statement, which shall contain this proxy statement/prospectus, to register, under the Securities Act, the shares that will be issued to the holders of common stock of TouchTunes pursuant to the merger, and to solicit proxies from the Victory stockholders to vote on the proposals that will be presented for consideration at the special meeting;

•

TouchTunes to waive its rights to make claims against Victory to collect from the trust fund established for the benefit of the holders of the Public Shares for any monies that may be owed to it by Victory; and

•	TouchTunes to provide periodic financial information to Victory through the closing.

Conditions to Closing

General Conditions

Consummation of the transactions is conditioned on (i) the Victory stockholders, at a meeting called for these purposes, approving the merger and (ii) the holders of fewer than 20% of the shares issued in Victory’s initial public offering (“Public Shares”) voting against the merger and exercising their right to convert their Public Shares into a pro-rata portion of the trust fund, calculated as of two business days prior to the anticipated consummation of the merger.

In addition, the consummation of the transactions contemplated by the Merger agreement is conditioned upon, among other things:

•	no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions;

•	the execution by and delivery to each party of each of the various transaction documents;

•

the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the merger agreement have been materially complied with by each party;

•

the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings in compliance with the rules and regulations of each jurisdiction having jurisdiction over the subject matters; and

•	the lock-up agreements and the escrow agreements shall have been executed and delivered by the parties thereto.

Victory’s Conditions to Closing

The obligations of Victory to consummate the transactions contemplated by the Reorganization Agreement, in addition to the conditions described above in the preceding paragraph, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse change in the business of TouchTunes since the date of the merger agreement;

•	repayment of all outstanding indebtedness owed by TouchTunes’ insiders;

•	receipt of TouchTunes’ audited financial statements; and

•	exercise of dissenter rights by stockholders owning no more than 5% of the total outstanding amount of Victory common stock.

TouchTunes’ Conditions to Closing

The obligations of TouchTunes to consummate the transactions contemplated by the Reorganization Agreement also are conditioned upon, among other things:

•	there being no material adverse change in the business of Victory since the date of the merger agreement;

•	specified officers and directors of Victory shall have resigned from their positions;

•

receipt by TouchTunes of an opinion from its counsel (or, in certain circumstances, Victory’s counsel) that the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code and that each of Victory and TouchTunes is a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code; and

•	Victory being in compliance with the reporting requirements under the Exchange Act.

Waivers

If permitted under applicable law, either TouchTunes or Victory may waive any inaccuracies in the representations and warranties made to such party contained in the Reorganization Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Reorganization Agreement. The condition requiring that the holders of fewer than 20% of the Public Shares affirmatively vote against the reorganization proposal and demand conversion of their shares into cash may not be waived.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written agreement of Victory and TouchTunes;

•

by either Victory or TouchTunes if the merger is not consummated by the date Victory is required to liquidate, provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to be consummated before such date and such action or failure to act is a breach of the merger agreement;

•

by either Victory or TouchTunes if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, judgment, ruling or other action is final and nonappealable;

•

by either Victory or TouchTunes if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; and

•

by either Victory or TouchTunes if, at the Victory stockholder meeting, the merger agreement shall fail to be approved by the affirmative vote of the holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote at the meeting or the holders of 20% or more of the Public Shares exercise conversion rights.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

Exhibit	Description
2.1	Agreement and Plan of Reorganization, dated as of March 23, 2009 by and among Victory Acquisition Corp., VAC Merger Sub, Inc., TouchTunes Corporation, VantagePoint CDP Partners, L.P. and certain other stockholders of TouchTunes.

10.1	Forms of Escrow Agreements.

10.2	Forms of Lock-up Agreements.

10.3	Form of Voting Agreement

99.1	Press release of Victory Acquisition Corp. dated March 24, 2009.

99.2	Investor Presentation.

99.3	TouchTunes Unaudited Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2009	VICTORY ACQUISITION CORP.

	By:	/s/ Jonathan J. Ledecky
Jonathan J. Ledecky
President